                                                                    EXHIBIT 99.1

                                                                            NEWS


[CHARTER COMMUNICATIONS LOGO]


FOR RELEASE: 7:00 AM CENTRAL TIME, THURSDAY, NOVEMBER 2, 2000

           CHARTER COMMUNICATIONS REPORTS CONTINUED REVENUE, OCF, AND
            CUSTOMER GROWTH IN THIRD QUARTER 2000 FINANCIAL RESULTS

         AGGRESSIVE DIGITAL VIDEO DEPLOYMENT CONTRIBUTES TO 20% OCF GROWTH

         ST. LOUIS -- Charter Communications, Inc. (Nasdaq: CHTR) today reported continued growth in revenues, operating cash flow (OCF), and basic, digital and data customers for the three months ended September 30, 2000, compared to pro forma year-ago results.

THIRD QUARTER HIGHLIGHTS

         Pro forma revenues increased 13.9% to $842.9 million and pro forma operating cash flow increased 20.2% to $400.6 million for the third quarter of 2000 compared to the pro forma results for the third quarter of 1999. Charter added over 55,000 basic cable customers during the third quarter, contributing to a year-to-year increase of approximately 2.3% compared to the pro forma customer level of 6,178,800 at September 30, 1999. Year-to-date, the company has added 124,600 new basic customers, an annualized organic growth rate of 2.7%. At September 30, 2000, Charter served 6,318,300 basic cable customers.

         For "same-store" cable systems owned by Charter during the third quarter of both 2000 and 1999, revenues and system operating cash flow grew 12.8% and 19.5%, respectively. These systems represented 2,671,000 customers at September 30, 2000, reflecting a 2.3% growth rate in basic customers compared to a year ago.

         "I'm very proud to report these outstanding operating results which clearly show that the Charter management team has seamlessly integrated all of our acquisitions. We're in an excellent position to achieve all of our stated goals for the year, enabling us to be an industry leader in overall financial performance," said Jerry Kent, President and CEO. "I'm especially pleased with our basic customer growth, and consumer acceptance of our advanced video and

                                     -MORE-

CHARTER, FIRST ADD

data services, including Charter Digital Cable(TM) and CharterPipeline(TM)."

REBUILD AND UPGRADE OF INFRASTRUCTURE ALREADY PAYING DIVIDENDS

         Mr. Kent said Charter remains on schedule in its $3.5 billion project to build what is recognized as one of the most robust broadband infrastructures in the industry. "By the end of this year, about 70% of our customers will be served by upgraded plant. And by the end of the year 2002, nearly 93% of our customers will be served by 750 megahertz plant or greater, providing full, two-way interactive capability," Mr. Kent added.

         The acceleration of Charter's infrastructure rebuild has allowed it to be more aggressive in the rollout of advanced services. "We began the year 2000 with about 155,000 digital customers. Original projections were to average 10,000 digital installations per week throughout the year," Mr. Kent said. "We revised that goal during the second quarter to 12,000 digital installations per week because our accelerated upgrade allowed us to be even more aggressive in our sales and marketing of digital cable."

         Mr. Kent said consumer response during the third quarter to Charter's innovative Digital Summer Sizzle promotion prompted still further upward revision to year-end digital projections. "In the third quarter alone, we added some 279,000 Charter Digital Cable customers, averaging 21,500 installations per week, bringing our total at September 30, 2000 to 653,800 customers. As a result, revised digital sales projections indicate we could end the year with more than 900,000 digital customers."

         Charter ended the quarter with 184,600 data customers, a 24% increase over the prior quarter. "Charter Pipeline installations averaged over 2,700 customers per week throughout the third quarter, about 200 more installations per week than we projected at the beginning of the year," Mr. Kent said.

RECENT DEVELOPMENTS

         Charter launched video-on-demand (VOD) technology to about 167,000 homes in the Pasadena area of its Los Angeles Region in October, with planned rollout to 275,000 homes by year-end. "VOD accommodates the busy lifestyles of our customers by providing immediate/real-time selection of hundreds of Hollywood movies with full VCR functionality," Mr. Kent said. "With the ease of a remote control, they can stop, start, pause and replay their

                                     -MORE-

CHARTER, SECOND ADD

selections over a 24 hour period from the comfort of their home, without a round trip to the video rental store." Charter already provides VOD technology to some 7,000 customers in the Greater Atlanta Area and plans additional launches throughout the year 2001.

         A joint venture with Motorola, Inc.'s Broadband Communications Sector, ReplayTV, Inc. and Vulcan Ventures Inc. to develop and integrate digital video recording (DVR) capabilities in advanced digital set-top terminals was also announced in October. Mr. Kent said the venture, code named Project DISCO, will initially focus on creating a set-top based DVR platform designed to store video, audio and Internet content, creating a more robust platform for future services and allowing new applications to reside on the advanced digital set-top terminal. "It's our goal for Project DISCO to be to the digital platform what the VCR is to analog television," Mr. Kent said.

         Charter recently issued $650 million of Convertible Senior Notes due 2005. The company also plans to sell an additional $100 million of Notes on November 3, 2000, pursuant to an option granted to the initial purchasers of the Notes. Mr. Kent said, "I sincerely appreciate all the support and enthusiastic response from the investors in allowing us to upsize a $450 million offering to $750 million. This is further validation that the market recognizes we are executing across all aspects of our business." Mr. Kent said the net proceeds of the Notes were and will be used to repay a portion of amounts outstanding under a $1 billion bridge loan.

LOOKING AHEAD

         Mr. Kent said operating cash flow growth for the fourth quarter of 2000 is expected to exceed the third quarter growth rate. He said the company expects to end the year with over 900,000 digital cable customers and approximately 225,000 data customers.

         With 6.3 million customers, Charter Communications, a Wired World company(TM), is among the nation's largest broadband communications companies. Charter offers an array of advanced broadband services including digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline(TM). Charter's Class A common stock is traded on the Nasdaq National Market under the ticker symbol "CHTR." More information about Charter can be found on the Internet at www.chartercom.com.


                                      # # #

                                     -MORE-

CHARTER, THIRD ADD

Detailed financial information is included in the attached addendum.

Charter will conduct a conference call to discuss their operating results on Thursday, November 2, 2000, at 11:00 AM Eastern Time. The call will be available live via webcast {www.chartercom.com}. The call will be available on the "Investor" portion of the website, via "About Charter." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." These forward-looking statements include specific projections regarding Charter's operating cash flow in the fourth quarter of 2000 as well as projections regarding growth in digital cable and high-speed Internet subscribers and expected launches of VOD service. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission.


CONTACTS:
MEDIA                                             ANALYST
Anita Lamont, 314-543-2215                        Mary Jo Moehle, 314-543-2397
alamont@chartercom.com                            mmoehle@chartercom.com

                          CHARTER COMMUNICATIONS, INC.
                         CONSOLIDATED OPERATING RESULTS

                             (DOLLARS IN THOUSANDS)


                                                          THREE MONTHS ENDED SEPTEMBER 30
                                                       --------------------------------------
                                                         PRO FORMA(a)         PRO FORMA(b)
                                                             2000                 1999            % CHANGE
                                                       -----------------    -----------------   -------------
                                                                      (UNAUDITED)
REVENUES:
       Basic                                           $        577,235     $        537,341
       Premium                                                   58,108               59,957
       Pay-per-view                                               5,896               11,116
       Digital                                                   25,581                1,372
       Data services                                             15,455                4,564
       Advertising sales                                         53,235               40,053
       Other                                                    107,371               85,687
                                                       -----------------    -----------------
          Total revenues                                        842,881              740,090           13.9%
                                                       -----------------    -----------------

OPERATING EXPENSES:
       Programming                                              182,005              165,782
       General and administrative                               145,208              128,104
       Service                                                   50,654               46,808
       Marketing                                                 16,356               17,949
       Other                                                     33,877               17,175
       Corporate expense charge - related party                  14,151               31,040
                                                       -----------------    -----------------
          Total operating expenses                              442,251              406,858            8.7%

                                                       -----------------    -----------------
          Operating cash flow                          $        400,630     $        333,232           20.2%
                                                       =================    =================



(a) The pro forma results for the three months ended September 30, 2000 reflect the acquisition of Cablevision of Michigan, Inc. (Kalamazoo) in September 2000.

(b) The pro forma results for the three months ended September 30, 1999 reflect: the eleven acquisitions of cable systems completed during 1999, and all acquisitions closed through September 30, 2000, including the Bresnan and Kalamazoo acquisitions.



     ADDENDUM TO CHARTER COMMUNICATIONS THIRD QUARTER 2000 EARNINGS RELEASE
                                  PAGE 1 OF 5

                          CHARTER COMMUNICATIONS, INC.
                         SUMMARY OF OPERATING STATISTICS



CABLE TELEVISION                                                       ACTUAL              PRO FORMA(a)               ACTUAL
----------------                                               ----------------------- ----------------------  ---------------------
                                                                   SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
                                                                        2000                   1999                    1999
                                                               ----------------------- ----------------------  ---------------------
Homes Passed                                                               10,160,200              9,970,000               5,540,700
Basic Customers                                                             6,318,300              6,193,700               3,425,700
Basic Penetration                                                               62.2%                  62.1%                   61.8%
Premium Subscriptions                                                       4,426,200              3,144,500               2,039,000
Premium Penetration                                                             70.1%                  50.8%                   59.5%
Average Monthly Revenue per Basic Customer (quarter)           $                44.26  $               41.13   $               36.60
------------------------------------------------------------------------------------------------------------------------------------


DIGITAL VIDEO                                                          ACTUAL              PRO FORMA(a)               ACTUAL
-------------                                                  ----------------------- ----------------------  ---------------------
                                                                   SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
                                                                        2000                   1999                    1999
                                                               ----------------------- ----------------------  ---------------------
Digital Homes Passed                                                        7,568,000              4,675,000                 897,600
Customers                                                                     653,800                155,400                  28,600
Penetration                                                                      8.6%                   3.3%                    3.2%
Digital Converters Deployed                                                   807,900                176,600                  35,300

------------------------------------------------------------------------------------------------------------------------------------




DATA SERVICES                                                          ACTUAL              PRO FORMA(a)               ACTUAL
-------------                                                  ----------------------- ----------------------  ---------------------
                                                                   SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
                                                                        2000                   1999                    1999
                                                               ----------------------- ----------------------  ---------------------
Data Homes Passed                                                           4,580,400              4,422,000               2,589,000
Customers                                                                     184,600                 84,400                  21,900
Penetration                                                                      4.0%                   1.9%                    0.8%

------------------------------------------------------------------------------------------------------------------------------------




TELEVISION-BASED INTERNET ACCESS                                       ACTUAL              PRO FORMA(a)               ACTUAL
--------------------------------                               ----------------------- ----------------------  ---------------------
                                                                   SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
                                                                        2000                   1999                    1999
                                                               ----------------------- ----------------------  ---------------------
Television-Based Internet Homes Passed                                        463,700                429,000                 429,000
Customers                                                                      10,100                  7,100                   6,200
Penetration                                                                      2.2%                   1.7%                    1.4%

------------------------------------------------------------------------------------------------------------------------------------





OTHER STATISTICS                                                       ACTUAL              PRO FORMA(a)               ACTUAL
----------------                                               ----------------------- ----------------------  ---------------------
                                                                   SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
                                                                        2000                   1999                    1999
                                                               ----------------------- ----------------------  ---------------------
For the quarter ended

  Capital Expenditures (in 000's)                              $              790,899  $             429,474   $             179,851

As of

  Book Value per Share                                         $                11.42  $               13.90                     N/A

------------------------------------------------------------------------------------------------------------------------------------


(a) The pro forma statistics as of and for the quarter ended December 31, 1999 reflect all acquisitions closed since this date, including Bresnan Communications and Kalamazoo.



     ADDENDUM TO CHARTER COMMUNICATIONS THIRD QUARTER 2000 EARNINGS RELEASE
                                  PAGE 2 OF 5

                          CHARTER COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           PERIODS ENDED SEPTEMBER 30, 2000
                                                       ----------------------------------------
                                                          THREE MONTHS         NINE MONTHS
                                                       -------------------- -------------------
                                                                      (UNAUDITED)
REVENUES:
       Basic                                           $         574,348    $     1,668,092
       Premium                                                    57,465            171,432
       Pay-per-view                                                5,848             21,875
       Digital                                                    25,581             49,843
       Data services                                              15,455             42,676
       Advertising sales                                          53,060            128,132
       Other                                                     107,204            273,295
                                                       ------------------   ----------------
          Total revenues                                         838,961          2,355,345
                                                       ------------------   ----------------

OPERATING EXPENSES:
       Programming                                               180,919            527,379
       General and administrative                                144,969            404,478
       Service                                                    49,900            143,585
       Marketing                                                  16,356             45,693
       Other                                                      33,877             83,199
       Corporate expense charge - related party                   14,055             41,570
                                                       ------------------   ----------------
          Total operating expenses                               440,076          1,245,904
                                                       ------------------   ----------------

          Operating cash flow                                    398,885          1,109,441

Depreciation                                                     312,884            862,672
Amortization                                                     315,222            915,221
Option compensation expense                                        8,116             34,205
Interest, net                                                    282,676            758,608
Other, net                                                         3,451              5,955
                                                       ------------------   ----------------
                                                                (523,464)        (1,467,220)

Minority Interest in Loss of Subsidiary                          313,446            879,667

                                                       ------------------   ----------------
Net Loss                                               $        (210,018)   $      (587,553)
                                                       ==================   ================


Basic and Diluted Loss per Share                       $           (0.93)   $         (2.63)
                                                       ==================   ================

Weighted Average Common Shares Outstanding                       224,965            222,998
                                                       ==================   ================


     ADDENDUM TO CHARTER COMMUNICATIONS THIRD QUARTER 2000 EARNINGS RELEASE
                                  PAGE 3 OF 5

                          CHARTER COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          ACTUAL
                                                                                     SEPTEMBER 30, 2000
                                                                                     ------------------
                                                                                        (UNAUDITED)
ASSETS
Current Assets:
      Cash and cash equivalents                                                       $     44,467
      Accounts receivable, less allowance for doubtful accounts                            162,346
      Receivable from related party                                                          4,599
      Prepaid expenses and other                                                            43,755
                                                                                      -------------
           Total current assets                                                            255,167
                                                                                      -------------

Investment in Cable Properties:
      Property, plant and equipment, net of accumulated depreciation of
         $909,147                                                                        4,681,483
      Franchises, net of accumulated amortization of $1,560,235                         17,273,858
                                                                                      -------------
           Total investment in cable properties                                         21,955,341

Other Assets                                                                               229,935
                                                                                      -------------

                                                                                      $ 22,440,443
                                                                                      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses                                           $  1,184,476
                                                                                      -------------
           Total current liabilities                                                     1,184,476
                                                                                      -------------

Long-Term Debt                                                                          12,167,729
                                                                                      -------------

Deferred Management Fees - Related Party                                                    13,751
                                                                                      -------------

Other Long-Term Liabilities                                                                173,232
                                                                                      -------------

Minority Interest                                                                        4,385,448
                                                                                      -------------

Redeemable Securities                                                                    1,846,176
                                                                                      -------------

Shareholders' Equity:
      Class A common stock; $.001 par value; 1.75 billion shares authorized;
        233,685,768 shares issued and outstanding                                              207
      Class B common stock; $.001 par value; 750 million shares authorized;
        50,000 shares issued and outstanding                                                     -
      Preferred stock; $.001 par value; 250 million shares authorized;
        no shares issued and outstanding                                                         -
      Additional paid-in capital                                                         3,322,261
      Accumulated deficit                                                                 (653,784)
      Accumulated other comprehensive income                                                   947
                                                                                      -------------
           Total shareholders' equity                                                    2,669,631
                                                                                      -------------

                                                                                      $ 22,440,443
                                                                                      =============



     ADDENDUM TO CHARTER COMMUNICATIONS THIRD QUARTER 2000 EARNINGS RELEASE
                                  PAGE 4 OF 5

                          CHARTER COMMUNICATIONS, INC.
                              "SAME STORE" RESULTS

             (DOLLARS IN THOUSANDS, EXCEPT PER BASIC CUSTOMER DATA)



OPERATING RESULTS                                                 THREE MONTHS ENDED SEPTEMBER 30
                                                          -------------------------------------------------
                                                                   2000                      1999                % CHANGE
                                                          -----------------------   -----------------------    -------------
                                                                                        (UNAUDITED)
REVENUES:
         Basic                                            $              248,690    $              231,135
         Premium                                                          28,162                    29,765
         Pay-per-view                                                      3,356                     7,697
         Digital                                                          14,018                     1,134
         Data services                                                     7,215                     1,814
         Other                                                            71,111                    58,618
                                                          -----------------------   -----------------------
            Total revenues                                               372,552                   330,163            12.8%
                                                          -----------------------   -----------------------

Operating Expenses:
         Programming                                                      78,284                    75,855
         General and administrative                                       64,378                    56,687
         Service                                                          20,216                    22,076
         Marketing                                                         5,338                     8,623
         Other                                                            14,092                     7,728
                                                          -----------------------   -----------------------
            Total operating expenses                                     182,308                   170,969             6.6%

                                                          -----------------------   -----------------------
            System operating cash flow                    $              190,244    $              159,194            19.5%
                                                          =======================   =======================


OPERATING DATA                                              SEPTEMBER 30, 2000        SEPTEMBER 30, 1999
                                                          -----------------------   -----------------------
                                                                              (UNAUDITED)
Homes Passed                                                           4,538,500                 4,514,400
Basic Customers                                                        2,671,000                 2,611,400             2.3%
Basic Penetration                                                          58.9%                     57.8%
Premium Subscriptions                                                  2,125,100                 1,653,100
Digital Video Customers                                                  332,600                    28,600
Data Customers                                                            54,100                    21,400
Average Monthly Revenue
  per Basic Customer                                      $                46.49     $               42.14            10.3%


Note: The above "same store" information presents operating results and data for the third quarter of 2000 as compared to the third quarter of 1999 for the cable systems owned by Charter Communications as of July 1, 1999.


     ADDENDUM TO CHARTER COMMUNICATIONS THIRD QUARTER 2000 EARNINGS RELEASE
                                  PAGE 5 OF 5